EXHIBIT 99.1

Alliant Energy

4902 North Biltmore Lane

P.O. Box 77007

Madison, WI 53707-1007

www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Smith (608) 458-3924
	Investor Relations:	Becky Johnson (608) 458-3267

ALLIANT ENERGY PREVIEWS FIRST QUARTER RESULTS AND 2005 EARNINGS GUIDANCE UPDATE

MADISON, Wis. – April 21, 2005 – Alliant Energy Corp. (NYSE: LNT) today announced that its earnings from continuing operations for the first quarter of 2005 will fall short of expectations largely due to significant underperformance of its China investments. Alliant Energy currently expects its earnings from continuing operations for the first quarter will be approximately $0.06-0.12 per share, which includes a non-cash valuation charge related to several of the company’s China generating facilities of approximately $0.10 per share as well as $0.08 per share of debt repayment premiums. Based on the expected first quarter earnings and an updated assessment of the anticipated results for 2005, Alliant Energy expects downward pressure on its 2005 earnings guidance from continuing operations of as much as $0.30 per share. Alliant Energy will provide updated earnings guidance for 2005 in its April 28th earnings release.

“While the performance of our domestic utility business remains strong, we expect continued weak performance in our China holdings until the Chinese national and provincial governments implement polices aimed at providing generators with adequate and timely tariff relief to compensate for continued increases in delivered coal costs,” said Erroll B. Davis, Jr., Alliant Energy’s chairman and CEO. “While such policies have been announced and are in process, their implementation has been too slow to mitigate the negative earnings impact that high delivered coal costs are having on our operations,” Davis continued.

Alliant Energy also reported that it has retained a financial advisor to assist it in evaluating the business alternatives concerning its China business, which will include the potential merger and/or sale of the business. “We will make no further investments in China pending the completion of this evaluation,” Davis added.

A conference call to review the 2005 first quarter earnings and other issues is scheduled for Thursday, April 28 at 10:00 a.m. central time. Alliant Energy Chairman and Chief Executive Officer Erroll B. Davis, Jr., President and Chief Operating Officer William D. Harvey and Senior Executive Vice President and Chief Financial Officer Eliot G. Protsch will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 877-668-4404 (no pass code is needed) or by listening to a webcast at www.alliantenergy.com/investors. A replay of the call will be available through May 5, 2005, at 800-642-1687 (domestic) or 706-645-9291 (international). Callers should reference conference ID #4990312. An archive of the webcast will be available on the company’s Web site at www.alliantenergy.com/investors for at least twelve months.

---

Alliant Energy is the parent company of two public utility companies – Interstate Power and Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) – and of Alliant Energy Resources, Inc., the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider that serves more than three million customers worldwide.

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expects” or “estimates” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: weather conditions; economic and political conditions in the domestic and international service territories; federal, state and international regulatory or governmental actions, including the impact of potential energy-related legislation in Congress and recently enacted federal tax legislation; the ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of operating costs, the earning of reasonable rates of return and the payment of expected levels of dividends; unanticipated construction and acquisition expenditures; unanticipated issues in connection with Alliant Energy’s construction of new generating facilities; issues related to the supply of purchased electricity and price thereof, including the ability to recover purchased power and fuel costs through domestic and international rates; issues related to electric transmission, including recovery of costs incurred, and federal legislation and regulation affecting such transmission; risks related to the operations of Alliant Energy’s nuclear facilities and unanticipated issues relating to the anticipated sale of Alliant Energy’s interests in the Kewaunee and Duane Arnold nuclear facilities; costs associated with Alliant Energy’s environmental remediation efforts and with environmental compliance generally; developments that adversely impact Alliant Energy’s ability to implement its strategic plan, including its ability to complete its proposed divestitures of various businesses and investments in a timely fashion and for its anticipated proceeds; success of Alliant Energy’s continuing cost controls and operational efficiency efforts; no material declines in the fair market value of, or expected cash flows from, Alliant Energy’s investments; the amount of premiums incurred in connection with Alliant Energy’s planned debt reductions; results of Alliant Energy’s international investments, including foreign exchange rates; Alliant Energy’s ability to successfully complete ongoing tax audits and appeals with no material impact on Alliant Energy’s earnings and cash flows; Alliant Energy’s ability to identify and successfully complete potential acquisitions and development projects; access to technological developments; employee workforce factors, including changes in key executives, collective bargaining agreements or work stoppages; continued access to the capital markets; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.